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                                                                    Exhibit 12.1
TRANSDIGM INC.
Computation of Ratio of Earnings to Fixed Charges


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                                                                                                      Thirteen
                                                                                                     Weeks Ended         Unaudited
                                                                                    Unaudited  ------------------------  Pro Forma
                                                                                    Pro Forma  December 26,  January 1,  January 1,
                                    1994      1995      1996      1997      1998      1998        1997         1999         1999
                                   ------    ------    ------    ------    ------   ---------  ------------  ----------  ----------
Earnings:
  Total earnings (loss)           $(5,323)   $ (261)   $1,175    $3,172   $14,137     7,169      4,118      (24,824)      2,113
  Income tax provision (credit)    (2,307)      134     2,045     5,193    12,986     4,350      2,590       (7,566)      1,406
  Extraordinary Item                                              1,462
                                  ---------------------------------------------------------------------------------------------
  Pre-tax earnings (loss)          (7,630)     (127)    3,220     9,827    27,123    11,519      6,708      (32,390)      3,519
                                  ---------------------------------------------------------------------------------------------

Fixed charges:
  Interest charges                  4,823     5,193     4,510     3,463     3,175    25,419      1,046        2,276       5,980
  Interest factor of operating
    rents                             198       190       188       178       197       200         50           50          50
                                  ---------------------------------------------------------------------------------------------
  Total fixed charges               5,021     5,383     4,698     3,641     3,372    25,619      1,096        2,326       6,030
                                  ---------------------------------------------------------------------------------------------

Earnings as adjusted               (2,609)    5,256     7,918    13,468    30,495    37,138      7,804      (30,064)      9,549
                                  ---------------------------------------------------------------------------------------------

Ratio of earnings to fixed charges      -         -       1.7       3.7       9.0       1.5        7.1           --         1.6
                                  ---------------------------------------------------------------------------------------------

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